EXHIBIT 99

                         FORM 3 JOINT FILER INFORMATION



Name: Polar Capital Corporation

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Armour Residential REIT, Inc. [ARR]

Date of Event requiring statement: November 6, 2009




/s/  Tom Sabourin
-----------------------
Tom Sabourin
Vice President


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                         FORM 3 JOINT FILER INFORMATION



Name: Mr. John Paul Sabourin

Address: 372 Bay Street, 21st Floor, Toronto, Ontario, Canada M5H 2W9

Designated Filer: Polar Securities Inc.

Issuer and Ticker Symbol: Armour Residential REIT, Inc. [ARR]

Date of Event requiring statement: November 6, 2009






/s/  John Paul Sabourin
------------------------------
John Paul Sabourin